UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2013

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Federal Plaza, Suite 1525
28 East Main Street
Rochester, NY	14614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

____________________________________________________________

(Former name or former address, if changed since last report.)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 24, 2013, Document Security Systems, Inc. (the “Company”) entered into a Promissory Note with Congregation Noam Elimelech, a company controlled by its President, Mayer Laufer (the “Lender”), in the principal sum of $850,000 (the “Note”). The loan proceeds were used to purchase three printing presses, consisting of (i) a Komori Lithrone LS640/C offset printing press, (ii) a HP5500 Indigo printing press, and (iii) a HP 5500 Indigo digital press (collectively, the “Equipment”) that were previously leased by the Company’s wholly-owned subsidiary, Secuprint Inc. (“Secuprint”). The Note is secured by all of the assets of Secuprint, including the Equipment.

The Note matures on May 24, 2014, and carries an interest rate of 9% per annum. Accrued interest on the Note is payable in cash in arrears on the last day of each calendar quarter commencing on June 30, 2013, until the outstanding principal amount is paid in full. If an interest payment is not made within 10 days of the due date, Company shall pay a late charge equal to 2.5% of the delinquent amount. The Company may prepay all or any portion of the Note balance without prepayment penalty or premium.

Events of Default under the Note include: (i) Company’s failure to meet its obligations for payment under the Note after notice from Lender, and such failure continues for period of 10 days; (ii) Company fails to observe any of the covenants, conditions or agreements contained in the Note; (iii) any representation or warranty made by Company, or any material financial or other information furnished to Lender, proves to be untrue or incorrect in any material respect when made or furnished; (iv) a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute filed by or against Company, which is not dismissed within 60 days of such filing, or Company makes an assignment for the benefit of its creditors; (v) Company voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated; or (vi) Company becomes insolvent or fails generally to pay its debts as they become due, and said failure continues for a period of 30 days after written notice of same from the Lender to the Company.

The Lender is neither an affiliate of, nor a related party to, the Company.

The forgoing description is a summary only, does not purport to set forth the complete terms of the Note, and is qualified in its entirety by reference to the Note filed as Exhibit 10.1 to this Current Report on Form 8-K.

On May 24, 2013, the Company entered into Convertible Promissory Note Amendment No. 1 (the “Amendment”) with Mayer Laufer (“Laufer”) for the purpose of amending that certain Convertible Promissory Note (the “Convertible Note”), in the principal amount of $575,000, previously entered into between Company and Laufer on December 30, 2011. The sole purpose of the Amendment was to extend the maturity date of the Convertible Note from December 29, 2013 to December 29, 2015. All other terms and conditions of the Convertible Note shall remain in full force and effect.

The foregoing description is a summary only, does not purport to set forth the complete terms of the Amendment, and is qualified in its entirety by reference to the Amendment filed as Exhibit 10.2 to this Current Report on Form 8-K.

On May 24, 2013 (the “Grant Date”), as additional consideration for Laufer’s agreement to loan the Company funds under the Congregation Noam Elimelech Note, and to extend the maturity date of the Convertible Note pursuant to the Amendment, the Company issued Laufer a five-year warrant (the “Warrant”) to purchase up to 60,000 shares of the Company’s common stock at an exercise price of $3.00 per share, subject to customary anti-dilution protection for stock splits, reorganizations and the like. The Warrant vested in full on the Grant Date.

The foregoing description is a summary only, does not purport to set forth the complete terms of the Warrant, and is qualified in its entirety by reference to the Warrant filed as Exhibit 4.1 to this Current Report on Form 8-K.

The Note, the Warrant, and the common stock issuable upon exercise of the Warrant (collectively, the “Securities”) have not been registered under Securities Act of 1933, as amended (the “Securities Act”), and were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. These securities may not be sold by Lender or Laufer in the United States in the absence of an effective registration statement or an applicable exemption from registration requirements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

4.1	Warrant issued to Mayer Laufer, dated May 24, 2013.
10.1	Promissory Note between Document Security Systems, Inc. and Congregation Noam Elimelech, dated May 24, 2013.
10.2	Convertible Promissory Note Amendment No. 1 between Document Security Systems, Inc. and Mayer Laufer, dated May 24, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: May 28, 2013	By:	/s/ Robert Bzdick
Robert Bzdick
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

4.1	Warrant issued to Mayer Laufer, dated May 24, 2013.
10.1	Promissory Note between Document Security Systems, Inc. and Congregation Noam Elimelech, dated May 24, 2013.
10.2	Convertible Promissory Note Amendment No. 1 between Document Security Systems, Inc. and Mayer Laufer, dated May 24, 2013.